Exhibit 99.1

Battalion Oil Corporation Announces First Quarter 2022 Financial and Operating Results

HOUSTON, TEXAS – May 9, 2022 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the first quarter 2022.

Key Highlights

●	Meeting or exceeding performance targets on drilling and completion activities year to date
●	Mitigating cost increases and material shortages through increased operational and capital efficiencies
●	Continued robust commodity pricing offering opportunity to layer on new hedges at attractive prices
●	Ample liquidity to execute on 2022 capital program
●	Recently began flowing back on first wells of 2022 capital program

Management Comments

Richard Little, the Company’s CEO, commented, “As we entered 2022, our goal was clear: ramp up activity and drive significant growth in daily production and cash flow while remaining committed to capital discipline and operational efficiency. I am pleased to say we are delivering on all operational fronts and we are well on our way to achieving our 2022 goals.”

Mr. Little continued, “With the first wells from our capital program flowing back, we expect to begin driving significant cash flow growth as we burn off below market hedges and layer on new ones at attractive prices. As we continue to move through 2022 and turn additional wells online, we will continue to prioritize capital discipline and operational efficiency and will remain diligent in our efforts to mitigate risks caused by inflationary pressures, supply chain disruption, or shifts in the geopolitical landscape.”

Results of Operations

Average daily net production and total operating revenue during the first quarter 2022 were 14,767 barrels of oil equivalent per day (“Boepd”) (50% oil) and $81.6 million, respectively, as compared to production and revenue of 14,333 Boepd (56% oil) and $55.5 million, respectively, during the first quarter 2021. In February 2021, we temporarily shut-in production due to inclement weather. The estimated decrease in average daily oil and natural gas production associated with this temporary shut-in was approximately 1,300 Boe/d in the first three months of 2021. The increase in revenues in the first quarter of 2022 as compared to the first quarter 2021 is primarily attributable to an approximate $18.42 per Boe increase in average realized prices (excluding the impact of hedges).

Excluding the impact of hedges, Battalion realized 99% of the average NYMEX oil price during the first quarter of 2022. Realized hedge losses totaled approximately $32.8 million during the first quarter 2022.

Lease operating and workover expense was $9.32 per Boe in the first quarter of 2022 and $7.77 per Boe in the first quarter of 2021. Adjusted G&A was $3.30 per Boe in the first quarter of 2022 compared to $3.24 per Boe in the first quarter of 2021 (see Selected Operating Data table for additional information).

The Company reported a net loss to common stockholders for the first quarter of 2022 of $92.7 million and a net loss per basic and diluted share of $5.69. After adjusting for selected items, the Company reported a net loss to common stockholders for the first quarter of 2022 of $3.5 million, or a $0.22 loss per basic and diluted share (see Selected Item Review and Reconciliation for additional information). Adjusted EBITDA during the quarter ended March 31, 2022, was $11.8 million as compared to $15.3 million during the quarter ended March 31, 2021 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of March 31, 2022, the Company had $200.0 million of indebtedness outstanding, approximately $1.6 million of letters of credit outstanding and up to $35.0 million in delayed draw term loans available to be drawn under our Term Loan Agreement. Total liquidity on March 31, 2022, inclusive of $43.5 million of cash and cash equivalents, was $78.5 million. On April 29, 2022, the Company borrowed the $20.0 million available under the first delayed draw of the Term Loan Agreement.

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, May 10, 2022, at 10:00 a.m. Central Time. To access the live conference call, local participants may dial +1 (646) 828-8193. All other participants may dial (888) 220-8474 for toll free. The confirmation code for the live conference call is 2126195. The live conference call will also be available through the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab. The replay for the event will be available on the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab through June 30, 2022.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Manager, Finance

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$62,524	$41,270
Natural gas	8,881	9,087
Natural gas liquids	10,003	4,909
Total oil, natural gas and natural gas liquids sales	81,408	55,266
Other	194	252
Total operating revenues	81,602	55,518

Operating expenses:
Production:
Lease operating	11,524	9,467
Workover and other	865	560
Taxes other than income	4,951	3,192
Gathering and other	15,255	13,171
General and administrative	4,985	4,827
Depletion, depreciation and accretion	10,220	10,595
Total operating expenses	47,800	41,812
Income (loss) from operations	33,802	13,706

Other income (expenses):
Net gain (loss) on derivative contracts	(123,858)	(45,711)
Interest expense and other	(2,688)	(1,370)
Total other income (expenses)	(126,546)	(47,081)
Income (loss) before income taxes	(92,744)	(33,375)
Income tax benefit (provision)	—	—
Net income (loss)	$(92,744)	$(33,375)

Net income (loss) per share of common stock:
Basic	$(5.69)	$(2.06)
Diluted	$(5.69)	$(2.06)
Weighted average common shares outstanding:
Basic	16,303	16,232
Diluted	16,303	16,232

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$43,487	$46,864
Accounts receivable, net	43,375	36,806
Assets from derivative contracts	3,596	1,383
Restricted cash	150	1,495
Prepaids and other	1,268	1,366
Total current assets	91,876	87,914
Oil and natural gas properties (full cost method):
Evaluated	593,525	569,886
Unevaluated	64,885	64,305
Gross oil and natural gas properties	658,410	634,191
Less - accumulated depletion	(349,843)	(339,776)
Net oil and natural gas properties	308,567	294,415
Other operating property and equipment:
Other operating property and equipment	3,627	3,467
Less - accumulated depreciation	(1,079)	(1,035)
Net other operating property and equipment	2,548	2,432
Other noncurrent assets:
Assets from derivative contracts	5,195	2,515
Operating lease right of use assets	631	721
Other assets	1,973	2,270
Total assets	$410,790	$390,267

Current liabilities:
Accounts payable and accrued liabilities	$81,370	$62,826
Liabilities from derivative contracts	103,232	58,322
Current portion of long-term debt	5,000	85
Operating lease liabilities	373	369
Total current liabilities	189,975	121,602
Long-term debt, net	177,463	181,565
Other noncurrent liabilities:
Liabilities from derivative contracts	58,166	7,144
Asset retirement obligations	12,005	11,896
Operating lease liabilities	258	352
Other	1,971	4,003
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,337,030 and 16,273,913 shares issued and outstanding as of
March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	332,178	332,187
Retained earnings (accumulated deficit)	(361,228)	(268,484)
Total stockholders' equity	(29,048)	63,705
Total liabilities and stockholders' equity	$410,790	$390,267

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(92,744)	$(33,375)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	10,220	10,595
Stock-based compensation, net	384	594
Unrealized loss (gain) on derivative contracts	91,038	36,052
Amortization of deferred loan costs	899	—
Reorganization items	(744)	—
Accrued settlements on derivative contracts	12,809	4,568
Change in fair value of Change of Control Call Option	(2,032)	—
Other income (expense)	—	(117)
Cash flows from operations before changes in working capital	19,830	18,317
Changes in working capital	(7,783)	(4,959)
Net cash provided by (used in) operating activities	12,047	13,358

Cash flows from investing activities:
Oil and natural gas capital expenditures	(15,684)	(13,792)
Proceeds received from sale of oil and natural gas properties	—	1,076
Funds held in escrow and other	(160)	(3)
Net cash provided by (used in) investing activities	(15,844)	(12,719)

Cash flows from financing activities:
Proceeds from borrowings	—	16,000
Repayments of borrowings	(85)	(19,000)
Debt issuance costs	(379)	—
Other	(461)	(263)
Net cash provided by (used in) financing activities	(925)	(3,263)

Net increase (decrease) in cash, cash equivalents and restricted cash	(4,722)	(2,624)

Cash, cash equivalents and restricted cash at beginning of period	48,359	4,295
Cash, cash equivalents and restricted cash at end of period	$43,637	$1,671

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Production volumes:
Crude oil (MBbls)	670	719
Natural gas (MMcf)	2,315	2,133
Natural gas liquids (MBbls)	273	215
Total (MBoe)	1,329	1,290
Average daily production (Boe/d)	14,767	14,333

Average prices:
Crude oil (per Bbl)	$93.32	$57.40
Natural gas (per Mcf)	3.84	4.26
Natural gas liquids (per Bbl)	36.64	22.83
Total per Boe	61.26	42.84

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(46.64)	$(13.17)
Natural gas (per Mcf)	(0.68)	(0.09)
Natural gas liquids (per Bbl)	—	—
Total per Boe	(24.70)	(7.49)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$46.68	$44.23
Natural gas (per Mcf)	3.16	4.17
Natural gas liquids (per Bbl)	36.64	22.83
Total per Boe	36.56	35.35

Average cost per Boe:
Production:
Lease operating	$8.67	$7.34
Workover and other	0.65	0.43
Taxes other than income	3.73	2.47
Gathering and other	11.48	10.21
General and administrative, as adjusted (1)	3.30	3.24
Depletion	7.57	8.02

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.75	$3.74
Stock-based compensation:
Non-cash	(0.29)	(0.46)
Non-recurring charges and other:
Cash	(0.16)	(0.04)
General and administrative, as adjusted(2)	$3.30	$3.24

Total operating costs, as reported	$28.28	$24.19
Total adjusting items	(0.45)	(0.50)
Total operating costs, as adjusted(3)	$27.83	$23.69

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
As Reported:
Net income (loss), as reported	$(92,744)	$(33,375)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$82,901	$34,811
Natural gas	8,137	1,241
Total mark-to-market non-cash charge	91,038	36,052
Change in fair value of Change of Control Call Option	(2,032)	—
Non-recurring charges and other	217	52
Selected items, before income taxes	89,223	36,104
Income tax effect of selected items	—	—
Selected items, net of tax	89,223	36,104

As Adjusted:
Net income (loss), excluding selected items (1)	$(3,521)	$2,729

Basic net income (loss) per common share, as reported	$(5.69)	$(2.06)
Impact of selected items	5.47	2.23
Basic net income (loss) per common share, excluding selected items (1)	$(0.22)	$0.17

Diluted net income (loss) per common share, as reported	$(5.69)	$(2.06)
Impact of selected items	5.47	2.23
Diluted net income (loss) per common share, excluding selected items (1)(2)	$(0.22)	$0.17

Net cash provided by (used in) operating activities	$12,047	$13,358
Changes in working capital	7,783	4,959
Cash flows from operations before changes in working capital	19,830	18,317
Cash components of selected items	(11,848)	(4,516)
Income tax effect of selected items	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$7,982	$13,801

(1)	Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	The impact of selected items for the three months ended March 31, 2022 and 2021 were calculated based upon weighted average diluted shares of 16.3 million and 16.4 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2022	2021

Net income (loss), as reported	$(92,744)	$(33,375)
Impact of adjusting items:
Interest expense	4,721	1,496
Depletion, depreciation and accretion	10,220	10,595
Stock-based compensation	384	594
Interest income	—	(125)
Unrealized loss (gain) on derivatives contracts	91,038	36,052
Change in fair value of Change of Control Call Option	(2,032)	—
Non-recurring charges and other	217	48
Adjusted EBITDA(1)	$11,804	$15,285

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Net income (loss), as reported	$(92,744)	$25,935	$13,052	$(33,929)
Impact of adjusting items:
Interest expense	4,721	3,215	1,904	1,838
Depletion, depreciation and accretion	10,220	12,679	10,885	11,249
Stock-based compensation	384	450	481	485
Interest income	—	(1)	(3)	(84)
Loss (gain) on extinguishment of debt	—	122	(2,068)	—
Unrealized loss (gain) on derivatives contracts	91,038	(21,332)	(1,816)	34,817
Change in fair value of Change of Control Call Option	(2,032)	—	—	—
Non-recurring charges (credits) and other	217	(718)	559	(275)
Adjusted EBITDA(1)	$11,804	$20,350	$22,994	$14,101

Adjusted LTM EBITDA(1)	$69,249

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

Net income (loss), as reported	$(33,375)	$(63,757)	$(153,125)	$(127,316)
Impact of adjusting items:
Interest expense	1,496	1,853	1,964	1,842
Depletion, depreciation and accretion	10,595	13,886	15,755	14,382
Full cost ceiling impairment	—	26,702	128,336	60,107
Stock-based compensation	594	785	620	786
Interest income	(125)	(171)	(273)	(232)
Restructuring	—	—	—	2,162
Unrealized loss (gain) on derivatives contracts	36,052	30,172	21,128	67,221
Rig termination and stacking charges	—	—	—	3,383
Non-recurring charges (credits) and other	48	(658)	210	880
Adjusted EBITDA(1)(2)	$15,285	$8,812	$14,615	$23,215

Adjusted LTM EBITDA(1)(2)	$61,927

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	Adjusted EBITDA for the three months ended September 30,2020 and June 30,2020 includes approximately $6.6 million and $16.4 million of net proceeds, respectively, from hedge monetizations that occurred during the periods.